UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2011

The Spectranetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-19711	84-0997049
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9965 Federal Drive
Colorado Springs, Colorado 80921
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (719) 633-8333

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Emile J. Geisenheimer, a member of the Board of Directors of The Spectranetics Corporation (the “Company”), has resigned from the Board effective on January 31, 2011.

Concurrently with his resignation from the Board of Directors, Mr. Geisenheimer entered into an Independent Contractor Services Agreement for the period from January 31, 2011 to June 30, 2011 pursuant to which he will assist the Company with its search for a Chief Executive Officer and the transition of such individual into the new position, to the extent the transition occurs during the term of the agreement. Mr. Geisenheimer will be paid $15,500 for his consulting services.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1     Independent Contractor Services Agreement dated as of January 31, 2011, between Emile J. Geisenheimer and The Spectranetics Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SPECTRANETICS CORPORATION
(registrant)

Date:	February 4, 2011	By:	/s/ Roger Wertheimer
Roger Wertheimer
Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.

10.1     Independent Contractor Services Agreement dated as of January 31, 2011, between Emile J. Geisenheimer and The Spectranetics Corporation.

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